UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2007

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

Suite 300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2007, we entered into stock option agreements with three employees granting them the right to purchase an aggregate of 235,000 shares of our common stock at an exercise price of $0.40 per share exercisable for a period of five years pursuant to our 2005 Amended and Restated Stock Option Plan. The options will vest in accordance with the stock option agreement. The form of stock option agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On August 8, 2007, we granted stock options to three employees to purchase an aggregate of 235,000 shares of our common stock at an exercise price of $0.40 per share, exercisable for a period of five years pursuant to our 2005 Amended and Restated Stock Option Plan. The options are subject to vesting provisions as set forth in the stock option agreements dated August 8, 2007. We issued the stock options to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Stock Option Agreement with David Snell, Roy Kaufmann and Aguilar Lam.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By: /s/ David Karp

David Karp
Chief Financial Officer

Dated: August 14, 2007

CW1371176.1